Exhibit 10.2

EXECUTION VERSION

GUARANTEE

GUARANTEE (this “Guarantee”), dated as of December 9, 2009 made by the subsidiaries of AOL Inc., a Delaware corporation (the “Borrower”), from time to time party hereto (the “Subsidiary Guarantors”), in favor of Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the lenders (the “Lenders”) party to the Credit Agreement dated as of December 9, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and the Administrative Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans (as defined in the Credit Agreement) and other extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, it is a condition precedent to the obligation of the Lenders to enter into the Credit Agreement and to make their respective Loans and other extensions of credit to the Borrower under the Credit Agreement that each Subsidiary Guarantor shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Secured Parties; and

WHEREAS, each Subsidiary Guarantor is willing to guarantee the Secured Obligations on the terms and subject to the conditions set forth herein;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans and other extensions of credit to the Borrower under the Credit Agreement, each of the Subsidiary Guarantors hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Guarantee.

(a) Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly with the other Subsidiary Guarantors and severally, as primary obligor and not just as surety to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, and permitted transferees and assigns, the prompt and complete payment in full and performance by the Borrower when due (whether at the stated maturity, by declaration, demand, acceleration or otherwise) of the Secured Obligations, including, without limitation, any requirement to cash collateralize outstanding Letters of Credit in accordance with Section 2.15 of the Credit Agreement. If the Borrower or any Loan Party fails to pay any of the Secured Obligations in full when due (whether at stated maturity, by declaration, demand, acceleration or otherwise), each Subsidiary Guarantor will promptly pay the same in cash to the Administrative Agent for the ratable benefit of the Secured Parties.

(b) Except for termination of a Subsidiary Guarantor’s obligations as provided in Section 27 below, this Guarantee shall remain in full force and effect until the date on which the Secured Obligations (other than indemnity obligations which are not yet due and payable or expense reimbursement obligations for which no amount is claimed owing at the time) are paid in full, no Letter of Credit shall be outstanding (unless such Letter of Credit is cash collateralized in accordance with Section 2.15 of the Credit Agreement) and the Aggregate Commitments are terminated.

(c) Each Subsidiary Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent on account of its liability hereunder, it will notify the Administrative Agent in writing that such payment is made under this Guarantee for such purpose.

(d) No payment or payments made by the Borrower, any of the Subsidiary Guarantors, any other guarantor or any other person or received or collected by the Administrative Agent or any Secured Party from the Borrower, any of the Subsidiary Guarantors, any other guarantor, or any other person by virtue of any action or proceeding or any setoff or appropriation or payment of the Secured Obligations (other than any such payment or collection constituting a permanent reduction of principal with a commensurate reduction in available Aggregate Commitments having occurred or occurring simultaneously therewith) shall be deemed to modify, reduce, release or otherwise affect the liability of any Subsidiary Guarantor hereunder which shall, notwithstanding any such payment or payments (other than payments made by a Subsidiary Guarantor in respect of the Secured Obligations or payments received or collected from such Subsidiary Guarantor in respect of the Secured Obligations), remain liable for the Secured Obligations, until the Guarantee terminates pursuant to Section 2(b) above or Section 27 below.

(e) Except as otherwise specifically provided for herein, the rights of the Administrative Agent and each of the Secured Parties hereunder shall be exercised only by the Administrative Agent on behalf of itself or any of the Secured Parties.

3. Security. Each Subsidiary Guarantor authorizes the Administrative Agent to (a) take and hold security pursuant to the terms of any other Loan Documents for the payment of this Guarantee and the Secured Obligations and exchange, enforce, waive and release any such security pursuant to the terms of any other Loan Documents; (b) apply such security and direct the order or manner of sale thereof subject to the terms of any other Loan Documents; and (c) release or substitute any one or more endorsees, other Subsidiary Guarantors or other obligors pursuant to the terms of any other Loan Documents. In no event shall this Section 3 require any Subsidiary Guarantor to grant security, except as required by the terms of the Loan Documents.

4. Right of Setoff. Each Subsidiary Guarantor hereby authorizes each of the Administrative Agent and each Secured Party at any time and from time to time when any Secured Obligations owed by the Borrower under the Loan Documents are due and payable to it and have not been paid (taking into account any applicable grace periods), to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final), at any time held and other indebtedness at any time owing by the Administrative Agent or such Secured Party to or for the credit or the account of such Subsidiary Guarantor against any of and all of the obligations of such Subsidiary Guarantor to the Administrative Agent or such Secured Party hereunder now or hereafter existing under the Credit Agreement whether or not the Administrative Agent or such Secured Party has made any demand for payment. The Administrative Agent or the applicable Secured Party shall notify such Subsidiary Guarantor promptly of any such setoff and the application made by the Administrative Agent or such Secured Party of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Secured Party under this paragraph are in addition to other rights and remedies (including other rights of setoff) which the Administrative Agent or the Secured Parties may have.

5. No Subrogation. Notwithstanding any payment or payments made by any Subsidiary Guarantor hereunder, or any setoff or application of funds of such Subsidiary Guarantor by the Administrative Agent or any Secured Party, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Secured Party against the Borrower or any other Subsidiary Guarantor or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Secured Party for the payment of the Secured Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder on account of the Secured Obligations, until all amounts owing to the Administrative Agent and the Secured Parties by the Borrower and any other Loan Party on account of the Secured Obligations are paid in full, no Letter of Credit shall be outstanding (unless such Letter of Credit is cash collateralized in accordance with Section 2.15 of the Credit Agreement) and the Aggregate Commitments are terminated; provided that for the avoidance of doubt, the foregoing shall not prohibit any Subsidiary Guarantor from seeking or being entitled to seek any contribution, reimbursement or other payment of any amount payable by the Borrower to such Subsidiary Guarantor in respect of or pursuant to any other agreement or arrangement. Except as otherwise permitted by the foregoing sentence, if any amount shall be paid to any Subsidiary Guarantor by the Borrower or any other Subsidiary Guarantor on account of such subrogation rights at any time when all of the Secured Obligations of the Borrower shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Administrative Agent and the Secured Parties, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Administrative Agent in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Administrative Agent, if required), to be applied against the Secured

Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine. The payment of any amounts due with respect to any Indebtedness of the Borrower or any Subsidiary Guarantor now or hereafter owing to any Subsidiary Guarantor by reason of any payment by such Subsidiary Guarantor under its guarantee hereunder is hereby subordinated to the prior payment in full in cash of the Secured Obligations (other than any indemnity and other contingent Secured Obligations). Each Subsidiary Guarantor agrees that it will not demand, sue for or otherwise attempt to collect any such Indebtedness of the Borrower or such other Subsidiary Guarantor to such Subsidiary Guarantor until the Secured Obligations shall have been paid in full in cash (other than any indemnity and other contingent Secured Obligations). If, notwithstanding the foregoing sentence, any Subsidiary Guarantor shall, prior to the indefeasible payment in full in cash of the Secured Obligations (other than any indemnity and other contingent Secured Obligations), collect, enforce or receive any amounts in respect of such Indebtedness, such amounts shall be collected, enforced and received by such Subsidiary Guarantor as trustee for the Administrative Agent and the Secured Parties and be paid over to the Administrative Agent on account of the Secured Obligations without affecting in any manner the liability of such Subsidiary Guarantor under the other provisions of its guarantee contained herein.

6. Amendments, etc. with Respect to the Secured Obligations; Waiver of Rights. Each Subsidiary Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Subsidiary Guarantor, and without notice to or further assent by such Subsidiary Guarantor, (a) any demand for payment of any of the Secured Obligations made by the Administrative Agent or any Secured Party may be rescinded by the Administrative Agent or such Secured Party, and any of the Secured Obligations continued and (b) the Secured Obligations or the Loan Documents evidencing Extensions of Credit may be amended, modified, supplemented or terminated, in whole or in part, pursuant to the respective terms thereof. Neither the Administrative Agent nor any Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for this Guarantee or any property subject thereto.

7. Guarantee Absolute and Unconditional. Each Subsidiary Guarantor waives any and all notice of the creation or accrual of any of the Secured Obligations and notice of or proof of reliance by the Administrative Agent or any Secured Party upon this Guarantee or acceptance of this Guarantee; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or amended or waived, in reliance upon this Guarantee; and all dealings between the Borrower or any Subsidiary Guarantor, on the one hand, and the Administrative Agent and the Secured Parties, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Subsidiary Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any Subsidiary Guarantor with respect to the Secured Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the value, genuineness, validity, regularity or enforceability of any of the Secured Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Secured Party, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other person against the Administrative Agent or any Secured Party, (c)

any substitution, release or exchange of any other guarantee of or security for the Secured Obligations or (d) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or any Subsidiary Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower from its Secured Obligations, or of any Subsidiary Guarantor under this Guarantee, in bankruptcy or in any other instance. When making a demand hereunder or otherwise pursuing its rights and remedies hereunder against any Subsidiary Guarantor, the Administrative Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Loan Party or any other person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any such other Loan Party or any such other person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Loan Party or any such other person of any such collateral security, guarantee or right of offset, shall not relieve such Subsidiary Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Secured Party against such Subsidiary Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

8. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency and fraudulent conveyances or transfers, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor hereunder would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability hereunder, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 7. The provisions of this Section 8 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Secured Parties, and each Subsidiary Guarantor shall remain liable to the Administrative Agent and the Secured Parties for the full amount guaranteed by such Subsidiary Guarantor hereunder.

9. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations is rescinded, avoided or must otherwise be restored or returned by the Administrative Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of the Borrower’s property, or otherwise, all as though such payments had not been made. Each Subsidiary Guarantor agrees that it will indemnify, on a joint and several basis, the Administrative Agent and each Secured party on written demand (as invoiced in reasonable detail) for all reasonable costs and expenses (including reasonable fees of external counsel) incurred by the Administrative Agent or such Secured Party in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, other than any costs or expenses resulting from the gross negligence, willful misconduct or bad faith of the Administrative Agent or such Secured Party.

10. Payments. Each Subsidiary Guarantor hereby agrees that payments hereunder will be paid to the Administrative Agent for the ratable benefit of the Secured Parties without setoff or counterclaim in Dollars or the applicable Alternative Currency at the Administrative Agent’s Office.

11. Remedies. Each Subsidiary Guarantor agrees that, as between the Subsidiary Guarantors and the Secured Parties, the Secured Obligations of the Borrower under the Credit Agreement may be declared to be forthwith due and payable as provided in Section 8.02 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in the proviso to Section 8.02 of the Credit Agreement) for purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such Secured Obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such Secured Obligations being deemed to have become automatically due and payable) any such Secured Obligations which, but for such stay, injunction or other prohibition, would be due and payable by the Borrower, shall forthwith become due and payable by the Subsidiary Guarantors for purposes of this Guarantee.

12. Representations and Warranties. Each Subsidiary Guarantor represents and warrants that on and as of the date hereof: (a) it is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) the execution, delivery and performance by such Subsidiary Guarantor of this Guarantee are within its corporate (or other) powers, have been duly authorized by all necessary action, and do not contravene (i) its charter or by-laws or other organizational documents or (ii) any law or any contractual restriction binding on or affecting such Subsidiary Guarantor or any entity that controls it, (c) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by such Subsidiary Guarantor of this Guarantee except as may have been obtained or made, and (d) this Guarantee has been duly executed and delivered by such Subsidiary Guarantor and is its legal, valid and binding obligation, enforceable against the such Subsidiary Guarantor in accordance with its terms, except as same may be limited by applicable bankruptcy, insolvency or other similar laws generally affecting creditor rights, and by equitable principles (whether enforcement is sought in equity or at law).

13. Authority of Administrative Agent. Each Subsidiary Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between any of the Administrative Agent and the Secured Parties be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Subsidiary Guarantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refraining from acting, and the Subsidiary Guarantors shall not be under any obligation to make any inquiry respecting any authority.

14. Notices. All notices, requests and demands to or upon the Administrative Agent, any Lender, the L/C Issuer or the Borrower shall be effected in the manner provided for in Section 10.02 of the Credit Agreement. All notices, requests or demands to or upon any Subsidiary Guarantor shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile to such Subsidiary Guarantor at:

AOL Inc.

770 Broadway

New York, New York 10003

Attention: Chief Financial Officer

Fax: (212)652-6400

All such notices, requests or demands to or upon such Subsidiary Guarantor shall be deemed to have been given on the date of receipt.

15. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

16. Integration. This Guarantee represents the agreement of each Subsidiary Guarantor with respect to the subject matter hereof and there are no promises or representations by any Subsidiary Guarantor, the Administrative Agent or any Secured Party relative to the subject matter hereof not reflected herein or in the Loan Documents.

17. Amendments in Writing. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Subsidiary Guarantors and the Administrative Agent.

18. No Waiver; Cumulative Remedies. Neither the Administrative Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 17 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

19. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

20. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of each Subsidiary Guarantor and shall inure to the benefit of the Administrative Agent and the Secured Parties and their successors and assigns.

21. Enforcement Expenses. Each Subsidiary Guarantor agrees to pay or reimburse the Administrative Agent for all its costs and expenses incurred in collecting against such Subsidiary Guarantor under this Guarantee or otherwise enforcing or protecting any rights under this Guarantee, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

22. Counterparts. This Guarantee may be executed on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

23. Acknowledgements. Each Subsidiary Guarantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Guarantee; and

(b) neither the Administrative Agent nor any Secured Party has any fiduciary relationship with or duty to any Subsidiary Guarantor arising out of or in connection with this Guarantee or any other Credit Document, and the relationship between the Subsidiary Guarantors, on the one hand, and the Administrative Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.

24. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

25. Jurisdiction; Consent to Service of Process.

(a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each Subsidiary Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee in any court referred to in paragraph (a) of this Section 25. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each Subsidiary Guarantor irrevocably consents to service of process in the manner provided for notices in Section 14 of this Guarantee. Nothing in this Guarantee will affect the right of any party to this Guarantee to serve process in any other manner permitted by law.

26. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

27. Release. If a Subsidiary Guarantor ceases to be a Subsidiary of the Borrower in a transaction permitted by the Credit Agreement, it shall be automatically released from its obligations hereunder. The Administrative Agent, at the request and sole expense of the Subsidiary Guarantor, shall execute and deliver to such Subsidiary Guarantor all releases or other documents reasonably necessary to evidence such release.

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

ADTECH US, INC.

ADVERTISING.COM LLC

AOL ADVERTISING INC.

AOL CHINA HOLDINGS LLC

AOL COMMUNITY, INC.

BEBO, INC.

COMPUSERVE INTERACTIVE SERVICES, INC.

DIGITAL MARKETING SERVICES, INC.

GOING, INC.

GOOWY MEDIA INC.

ICQ LLC

LIGHTNINGCAST LLC

MAPQUEST PA, INC.

MAPQUEST, INC.

NETSCAPE COMMUNICATIONS CORPORATION

NULLSOFT, INC.

PATCH MEDIA CORPORATION

POSTGORILLA INC.

QUIGO TECHNOLOGIES LLC

SOCIALTHING, INC.

SPHERE SOURCE, INC.

SPINNER NETWORKS INCORPORATED

TACODA LLC

THE RELEGENCE CORPORATION

THIRD SCREEN MEDIA LLC

TOTEKASCHE HOLDINGS, INC.

TRUVEO, INC.

USERPLANE TECHNOLOGY, LLC

WEBLOGS INC. LLC

YEDDA, INC.

By:	/s/ Arthur Minson
Name: Arthur Minson
Title: Treasurer